SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 11, 1998

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        333-29015                     59-2346270
   --------                        ---------                     ----------
(State or other                   (Commission                 (I.R.S. Employer
 jurisdiction                     File Number)               Identification No.)
of incorporation)

         2 CLINTON SQUARE
        SYRACUSE, NEW YORK                                         13202
        ------------------                                         -----
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088


                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

      Not Applicable.

Item 2. Acquisition or Disposition of Assets

      Not Applicable.

Item 3. Bankruptcy or Receivership

      Not Applicable.

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Item 4. Changes in Registrant's Certifying Accountant

      Not Applicable.

Item 5. Other Events

                                  Press Release

                        Equivest Finance, Inc. Announces
                           Modification and Extension
                                Of Loan Agreement

      Greenwich, Connecticut, December 11, 1998. Equivest Finance, Inc. ("Equivest")("NASD - EQUI") today announced that it has entered into an agreement with CS First Boston Mortgage Capital, LLC extending until June 11, 1999, the maturity of the remaining principal amount of its debt incurred in connection with the acquisition of Eastern Resorts Corporation on August 28, 1998. The acquisition debt was in the original principal amount of $21.8 Million. Of this amount, $9.5 Million has been repaid since August 28, 1998. The remaining $12.3 Million is subject to the extension agreement announced today. The interest rate on such indebtedness remains unchanged. In connection with the extension, the company paid an additional fee of approximately $350,000 to CS First Boston.

      Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's business include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

Item 6. Resignation of Registrant's Directors

      Not Applicable.

Item 7. Financial Statements and Exhibits

      Not Applicable.


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Item 8. Change in Fiscal Year

      Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

      Not Applicable.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EQUIVEST FINANCE, INC.

Date: December 14, 1998             By:    /s/ Gerald L. Klaben Jr.
                                           --------------------------
                                    Name:  Gerald L. Klaben Jr.
                                    Title: Senior Vice President and
                                           Chief Financial Officer

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